UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 Meeting Street
Suite 600
North Bethesda, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Incorporation

On May 21, 2026, Choice Hotels International, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders voted, among other things, to approve an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended and restated on October 15, 1997, as further amended on April 30, 2013 and further amended on May 16, 2024 (the “Certificate of Incorporation”), to increase the size of the Board from a range of three to twelve directors to a new range of five to fifteen directors, as further described in “Proposal No. 3-Approval of an Amendment to the Certificate of Incorporation Increasing the Board Size Range” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2026 (the “2026 Proxy Statement”).

Following approval by the shareholders of the Amendment at the Annual Meeting, on May 21, 2026, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) to give effect to the Amendment.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amended and Restated Bylaws

On May 20, 2026, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Second Amended and Restated Bylaws of the Company (as so amended and restated, the “Amended Bylaws”), effective as of 5 p.m. on May 21, 2026. The Amended Bylaws update the size of the Board to a range of five to fifteen directors.

The foregoing summary description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four proposals were submitted to the Company’s shareholders. The final voting results of these proposals were as follows:

Proposal 1

The Company’s shareholders elected the following eleven directors to hold office for a term of one year ending at the 2027 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The voting results are set forth below:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Brian B. Bainum	38,948,020	313,213	7,156	4,181,008
Stewart W. Bainum, Jr.	38,918,410	342,223	7,672	4,181,008
William L. Jews	38,730,464	530,805	7,120	4,181,008
Monte J. M. Koch	31,636,833	7,610,899	20,657	4,181,008
Liza K. Landsman	39,000,610	257,660	10,119	4,181,008
Patrick S. Pacious	39,007,390	253,059	7,940	4,181,008
Ervin R. Shames	30,559,622	8,687,510	21,257	4,181,008
Gordon A. Smith	31,686,831	7,560,908	20,650	4,181,008
Maureen D. Sullivan	39,109,123	150,855	8,411	4,181,008
John P. Tague	38,651,604	607,970	8,815	4,181,008
Donna F. Vieira	31,666,069	7,581,852	20,468	4,181,008

Proposal 2

The Company’s shareholders approved an advisory vote on executive compensation of the Company’s named executive officers. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,213,116	3,011,948	43,325	4,181,008

Proposal 3

The Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the Board size range from three to twelve to five to fifteen. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,081,767	309,513	58,117	0

Proposal 4

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,375,425	68,184	5,788	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Certificate of Incorporation of Choice Hotels International, Inc., dated May 21, 2026

3.2	Third Amended and Restated Bylaws of Choice Hotels International, Inc., dated May 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	/s/ Jeffrey W. Lobb
Jeffrey W. Lobb
Senior Vice President, General Counsel & Secretary